Tenable Announces Fourth Quarter and Full Year 2024 Financial Results
•Fourth quarter revenue of $235.7 million, up 11% year-over-year; full year revenue of $900.0 million, up 13% year-over-year.
•Fourth quarter calculated current billings of $302.2 million, up 11% year-over-year; full year calculated current billings of $969.5 million, up 11% year-over-year.
•Full year net cash provided by operating activities of $217.5 million; full year unlevered free cash flow of $237.8 million.
COLUMBIA, Maryland, February 5, 2025 — Tenable Holdings, Inc. (“Tenable”) (Nasdaq: TENB), the exposure management company, today announced financial results for the quarter and year ended December 31, 2024.
"We are very pleased with the results for the quarter as we delivered better-than-expected CCB, revenue, operating income, EPS and unlevered free cash flow," said Steve Vintz, Co-CEO and CFO of Tenable. "Our outperformance was driven by strong traction in cloud and Tenable One as customers look to secure cloud and get a holistic view of their environment."
"We continue to drive incredible value for our customers resulting in a strong quarter for six-figure additions, many of which were Tenable One deals," said Mark Thurmond, Co-CEO and COO of Tenable. "We are winning marquee, large deals with our exposure management products and are laser focused on continuing to deliver on our customer-driven roadmap."
Fourth Quarter 2024 Financial Highlights
•Revenue was $235.7 million, an 11% increase year-over-year.
•Calculated current billings was $302.2 million, an 11% increase year-over-year.
•GAAP income from operations was $13.0 million, compared to a loss of $14.3 million in the fourth quarter of 2023.
•Non-GAAP income from operations was $59.4 million, compared to $36.1 million in the fourth quarter of 2023.
•GAAP net income was $1.9 million, compared to a loss of $21.6 million in the fourth quarter of 2023.
•GAAP diluted earnings per share was $0.02, compared to a loss per share of $0.19 in the fourth quarter of 2023.
•Non-GAAP net income was $50.7 million, compared to $30.2 million in the fourth quarter of 2023.
•Non-GAAP diluted earnings per share was $0.41, compared to $0.25 in the fourth quarter of 2023.
•Net cash provided by operating activities was $81.1 million, compared to $38.5 million in the fourth quarter of 2023.
•Unlevered free cash flow was $85.7 million, compared to $43.3 million in the fourth quarter of 2023.
•Repurchased 1.2 million shares of our common stock for $50.0 million.
Full Year 2024 Financial Highlights
•Revenue was $900.0 million, a 13% increase year-over-year.
•Calculated current billings was $969.5 million, an 11% increase year-over-year.
•GAAP loss from operations was $6.9 million, compared to $52.2 million in 2023.
•Non-GAAP income from operations was $184.1 million, compared to $121.0 million in 2023.
•GAAP net loss was $36.3 million, compared to $78.3 million in 2023.
•GAAP net loss per share was $0.31, compared to $0.68 in 2023.
•Non-GAAP net income was $158.6 million, compared to $97.2 million in 2023.
•Non-GAAP diluted earnings per share was $1.29, compared to $0.80 in 2023.
•Cash and cash equivalents and short-term investments were $577.2 million at December 31, 2024, compared to $474.0 million at December 31, 2023.
•Net cash provided by operating activities was $217.5 million, compared to $149.9 million in 2023.
•Unlevered free cash flow was $237.8 million, compared to $175.4 million in 2023.
•Repurchased 2.3 million shares of our common stock for $100.0 million.

Recent Business Highlights
•Added 485 new enterprise platform customers and 135 net new six-figure customers.
•Announced our intent to acquire exposure management company Vulcan Cyber Ltd., whose capabilities will augment our industry-leading Exposure Management platform, adding enhanced visibility, extended third-party data flows, superior risk prioritization, and optimized remediation.
•Launched Tenable Patch Management, an autonomous patch management solution built to quickly and effectively close vulnerability exposures.
•Integrated Tenable Vulnerability Intelligence into Tenable Security Center and enhanced the solution’s risk prioritization and web application scanning features to streamline vulnerability analysis and response.
•Published the 2024 Tenable Cloud Risk Report examining the critical risks at play in modern cloud environments. The report reflects findings by the Tenable Cloud Research team based on telemetry from millions of cloud resources across multiple public cloud repositories.
Financial Outlook
Our financial outlook excludes the impact of the potential acquisition of Vulcan Cyber, which we expect to close shortly.
For the first quarter of 2025, we currently expect:
•Revenue in the range of $232.0 million to $234.0 million.
•Non-GAAP income from operations in the range of $42.0 million to $44.0 million.
•Non-GAAP net income in the range of $35.0 million to $37.0 million, assuming interest income of $5.2 million, interest expense of $7.0 million and a provision for income taxes of $3.6 million.
•Non-GAAP diluted earnings per share in the range of $0.28 to $0.30.
•124.0 million diluted weighted average shares outstanding.
For the year ending December 31, 2025, we currently expect:
•Calculated current billings in the range of $1.040 billion to $1.055 billion.
•Revenue in the range of $971.0 million to $981.0 million.
•Non-GAAP income from operations in the range of $213.0 million to $223.0 million.
•Non-GAAP net income in the range of $189.0 million to $199.0 million, assuming interest income of $21.0 million, interest expense of $28.3 million and a provision for income taxes of $13.4 million.
•Non-GAAP diluted earnings per share in the range of $1.52 to $1.60.
•124.5 million diluted weighted average shares outstanding.
•Unlevered free cash flow in the range of $285.0 million to $295.0 million.
Conference Call Information
Tenable will host a conference call today, February 5, 2025, at 4:30 p.m. Eastern Time to discuss its financial results. The conference call can be accessed at 877-407-9716 (U.S.) and 201-493-6779 (international). A live webcast of the event will be available on the Tenable Investor Relations website at https://investors.tenable.com. An archived replay of the live broadcast will be available on the Investor Relations page of the website following the call.
About Tenable
Tenable® is the exposure management company, exposing and closing the cybersecurity gaps that erode business value, reputation and trust. The company’s AI-powered exposure management platform radically unifies security visibility, insight and action across the attack surface, equipping modern organizations to protect against attacks from IT infrastructure to cloud environments to critical infrastructure and everywhere in between. By protecting enterprises from security exposure, Tenable reduces business risk for approximately 44,000 customers around the globe. Learn more at tenable.com.

Contact Information
Investor Relations
investors@tenable.com
Media Relations
tenablepr@tenable.com
Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our platform's ability to help protect enterprises from security exposure and streamline vulnerability analysis and response, business strategy and plans and objectives for future operations, are forward-looking statements and represent our views as of the date of this press release. The words “anticipate,” "believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of assumptions and risks and uncertainties, many of which involve factors or circumstances that are beyond our control that could affect our financial results. These risks and uncertainties are detailed in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and other filings that we make from time to time with the SEC, which are available on the SEC's website at sec.gov. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in any forward-looking statements. Except as required by law, we are under no obligation to update these forward-looking statements subsequent to the date of this press release, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance the overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by management for financial and operational decision-making. We include these non-GAAP financial measures to present our financial performance using a management view and because we believe that these measures provide an additional comparison of our core financial performance over multiple periods with other companies in our industry.
Reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial tables accompanying this press release.
Calculated Current Billings: We define calculated current billings, a non-GAAP financial measure, as total revenue recognized in a period plus the change in current deferred revenue in the corresponding period. We believe that calculated current billings is a key metric to measure our periodic performance. Given that most of our customers pay in advance (including multi-year contracts), but we generally recognize the related revenue ratably over time, we use calculated current billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers. We believe that calculated current billings, which excludes deferred revenue for periods beyond twelve months in a customer’s contractual term, more closely correlates with annual contract value and that the variability in total billings, depending on the timing of large multi-year contracts and the preference for annual billing versus multi-year upfront billing, may distort growth in one period over another.
Free Cash Flow and Unlevered Free Cash Flow: We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less purchases of property and equipment and capitalized software development costs. We believe free cash flow is an important liquidity measure of the cash that is available (if any), after purchases of property and equipment and capitalized software development costs, for investment in our business and to make acquisitions. We believe that free cash flow is useful as a liquidity measure because it measures our ability to generate cash. We define unlevered free cash flow as free cash flow plus cash paid for interest and other financing costs. We believe unlevered free cash flow is useful as a liquidity measure as it measures the cash that is available to invest in our business and meet our current debt obligations and future financing needs. However, given our debt obligations, non-cancelable commitments and other contractual obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Non-GAAP Income from Operations and Non-GAAP Operating Margin: We define these non-GAAP financial measures as their respective GAAP measures, excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses, costs related to the intra-entity asset transfers resulting from the internal restructuring of legal entities, and amortization of acquired intangible assets. Acquisition-related expenses include transaction and integration expenses, as well as costs related to the intercompany transfer of acquired intellectual property. Restructuring expenses include non-ordinary course severance, employee related benefits, and other charges to reorganize business operations. We believe that the exclusion of these expenses provides for a useful comparison of our operating results to prior periods and to our peer companies, which commonly exclude restructuring expenses.
Non-GAAP Net Income and Non-GAAP Earnings Per Share: We define non-GAAP net income as GAAP net income (loss), excluding the effect of stock-based compensation, acquisition-related expenses, restructuring expenses and amortization of acquired intangible assets, including the applicable tax impacts. In addition, we exclude the tax impact and related costs of intra-entity asset transfers resulting from the internal restructuring of legal entities as well as deferred income tax benefits recognized in connection with acquisitions. We use non-GAAP net income to calculate non-GAAP earnings per share.
Non-GAAP Gross Profit and Non-GAAP Gross Margin: We define non-GAAP gross profit as GAAP gross profit, excluding the effect of stock-based compensation and amortization of acquired intangible assets. Non-GAAP gross margin is defined as non-GAAP gross profit as a percentage of revenue.
Non-GAAP Sales and Marketing Expense, Non-GAAP Research and Development Expense and Non-GAAP General and Administrative Expense: We define these non-GAAP measures as their respective GAAP measures, excluding stock-based compensation, acquisition-related expenses and costs related to intra-entity asset transfers resulting from the internal restructuring of legal entities.

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Revenue	$235,731	$213,306	$900,021	$798,710
Cost of revenue(1)	51,439	48,803	199,668	183,577
Gross profit	184,292	164,503	700,353	615,133
Operating expenses:
Sales and marketing(1)	95,348	103,700	395,385	393,450
Research and development(1)	44,728	40,083	181,624	153,163
General and administrative(1)	31,241	30,567	124,130	116,181
Restructuring	—	4,499	6,070	4,499
Total operating expenses	171,317	178,849	707,209	667,293
Income (loss) from operations	12,975	(14,346)	(6,856)	(52,160)
Interest income	5,738	5,377	23,325	24,700
Interest expense	(7,587)	(8,131)	(31,920)	(31,339)
Other expense, net	(2,577)	(609)	(3,435)	(8,602)
Income (loss) before income taxes	8,549	(17,709)	(18,886)	(67,401)
Provision for income taxes	6,681	3,939	17,415	10,883
Net income (loss)	$1,868	$(21,648)	$(36,301)	$(78,284)

Net earnings (loss) per share:
Basic	$0.02	$(0.19)	$(0.31)	$(0.68)
Diluted	$0.02	$(0.19)	$(0.31)	$(0.68)

Weighted-average shares used to compute net earnings (loss) per share:
Basic	119,748	116,717	118,789	115,408
Diluted	123,853	116,717	118,789	115,408
_______________
(1)    Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Cost of revenue	$3,191	$2,705	$12,677	$11,247
Sales and marketing	15,210	14,700	62,727	61,322
Research and development	12,261	9,354	47,656	37,225
General and administrative	10,052	9,756	40,455	35,533
Total stock-based compensation	$40,714	$36,515	$163,515	$145,327

TENABLE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)

	December 31,
(in thousands, except per share data)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$328,647	$237,132
Short-term investments	248,547	236,840
Accounts receivable (net of allowance for doubtful accounts of $525 and $470 at December 31, 2024 and 2023, respectively)	258,734	220,060
Deferred commissions	51,791	49,559
Prepaid expenses and other current assets	53,026	61,882
Total current assets	940,745	805,473
Property and equipment, net	39,265	45,436
Deferred commissions (net of current portion)	67,914	72,394
Operating lease right-of-use assets	45,139	34,835
Acquired intangible assets, net	94,461	107,017
Goodwill	541,292	518,539
Other assets	13,303	23,177
Total assets	$1,742,119	$1,606,871

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$19,981	$16,941
Accrued compensation	55,784	66,492
Deferred revenue	650,372	580,779
Operating lease liabilities	6,801	5,971
Other current liabilities	5,154	5,655
Total current liabilities	738,092	675,838
Deferred revenue (net of current portion)	182,815	169,718
Term loan, net of issuance costs (net of current portion)	356,705	359,281
Operating lease liabilities (net of current portion)	56,224	48,058
Other liabilities	8,329	7,632
Total liabilities	1,342,165	1,260,527
Stockholders’ equity:
Common stock (par value: $0.01; 500,000 shares authorized, 122,371 and 117,504 shares issued at December 31, 2024 and 2023, respectively)	1,224	1,175
Additional paid-in capital	1,374,659	1,185,100
Treasury stock (at cost: 2,673 and 356 shares at December 31, 2024 and 2023, respectively)	(114,911)	(14,934)
Accumulated other comprehensive income	318	38
Accumulated deficit	(861,336)	(825,035)
Total stockholders’ equity	399,954	346,344
Total liabilities and stockholders' equity	$1,742,119	$1,606,871

TENABLE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Year Ended December 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net loss	$(36,301)	$(78,284)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	33,209	27,108
Stock-based compensation	163,515	145,327
Net accretion of discounts and amortization of premiums on short-term investments	(7,595)	(8,323)
Amortization of debt issuance costs	1,353	1,267
(Gain) loss on other investments	(1,452)	5,617
Restructuring	4,528	—
Other	6,507	2,179
Changes in operating assets and liabilities:
Accounts receivable	(38,730)	(30,042)
Prepaid expenses and other assets	26,170	1,689
Accounts payable, accrued expenses and accrued compensation	(8,257)	7,071
Deferred revenue	82,581	81,755
Other current and noncurrent liabilities	(8,052)	(5,509)
Net cash provided by operating activities	217,476	149,855

Cash flows from investing activities:
Purchases of property and equipment	(4,247)	(1,704)
Capitalized software development costs	(6,451)	(7,052)
Purchases of short-term investments	(287,797)	(278,209)
Sales and maturities of short-term investments	283,964	317,651
Proceeds from other investments	3,512	—
Purchases of other investments	(1,250)	—
Business combinations, net of cash acquired	(29,162)	(243,301)
Net cash used in investing activities	(41,431)	(212,615)

Cash flows from financing activities:
Payments on term loan	(3,750)	(3,750)
Proceeds from stock issued in connection with the employee stock purchase plan	16,262	16,224
Proceeds from the exercise of stock options	8,064	3,501
Purchase of treasury stock	(99,977)	(14,934)
Other financing activities	—	210
Net cash (used in) provided by financing activities	(79,401)	1,251
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(5,129)	(2,225)
Net increase (decrease) in cash and cash equivalents and restricted cash	91,515	(63,734)
Cash and cash equivalents and restricted cash at beginning of year	237,132	300,866
Cash and cash equivalents and restricted cash at end of year	$328,647	$237,132

TENABLE HOLDINGS, INC.
REVENUE COMPONENTS AND RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Revenue	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Subscription revenue	$215,932	$193,880	$824,659	$725,013
Perpetual license and maintenance revenue	11,833	12,194	47,774	48,729
Professional services and other revenue	7,966	7,232	27,588	24,968
Revenue(1)	$235,731	$213,306	$900,021	$798,710
_______________
(1)    Recurring revenue, which includes revenue from subscription arrangements for software (both recognized ratably over the subscription term and upon delivery) and cloud-based solutions and maintenance associated with perpetual licenses, represented 95% and 96% of revenue, respectively, in the three months and year ended December 31, 2024 and 95% of revenue in the three months and year ended December 31, 2023.

Calculated Current Billings	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Revenue	$235,731	$213,306	$900,021	$798,710
Deferred revenue (current), end of period	650,372	580,779	650,372	580,779
Deferred revenue (current), beginning of period(1)	(583,940)	(522,449)	(580,887)	(506,192)
Calculated current billings	$302,163	$271,636	$969,506	$873,297
_______________
(1)    Deferred revenue (current), beginning of period for the three months ended December 31, 2023 and years ended December 31, 2024 and 2023 includes $4.1 million, $0.1 million and $4.1 million, respectively, related to acquired deferred revenue.

Remaining Performance Obligations	At December 31,
(in thousands)	2024	2023
Remaining performance obligations, short-term	$660,647	$595,053
Remaining performance obligations, long-term	206,879	179,955
Remaining performance obligations	$867,526	$775,008

Free Cash Flow and Unlevered Free Cash Flow	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Net cash provided by operating activities	$81,119	$38,505	$217,476	$149,855
Purchases of property and equipment	(2,323)	(405)	(4,247)	(1,704)
Capitalized software development costs	(521)	(2,345)	(6,451)	(7,052)
Free cash flow	78,275	35,755	206,778	141,099
Cash paid for interest and other financing costs	7,472	7,537	30,977	34,323
Unlevered free cash flow	$85,747	$43,292	$237,755	$175,422

Free cash flow and unlevered free cash flow for the periods presented were impacted by:

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2024	2023	2024	2023
Employee stock purchase plan activity	$5,267	$3,584	$(1,016)	$1,077
Acquisition-related expenses	(170)	(8,506)	(1,496)	(9,336)
Restructuring	—	—	(5,911)	—
Tax payment on intra-entity asset transfer(1)	(1,232)	—	(1,232)	—
________________
(1)    The tax payment on intra-entity asset transfer includes $0.3 million of interest that is included in cash paid for interest and other financing costs.

Non-GAAP Income from Operations and Non-GAAP Operating Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Income (loss) from operations	$12,975	$(14,346)	$(6,856)	$(52,160)
Stock-based compensation	40,714	36,515	163,515	145,327
Acquisition-related expenses	648	4,744	1,932	9,472
Restructuring	—	4,499	6,070	4,499
Amortization of acquired intangible assets	5,014	4,651	19,457	13,859
Non-GAAP income from operations	$59,351	$36,063	$184,118	$120,997
Operating margin	6%	(7)%	(1)%	(7)%
Non-GAAP operating margin	25%	17%	20%	15%

Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except per share data)	2024	2023	2024	2023
Net income (loss)	$1,868	$(21,648)	$(36,301)	$(78,284)
Stock-based compensation	40,714	36,515	163,515	145,327
Tax impact of stock-based compensation(1)	1,219	971	2,845	2,017
Acquisition-related expenses(2)	648	4,744	1,932	9,472
Restructuring(2)	—	4,499	6,070	4,499
Amortization of acquired intangible assets(3)	5,014	4,651	19,457	13,859
Tax impact of acquisitions	(31)	426	(161)	265
Tax impact of intra-entity asset transfer(4)	1,232	—	1,232	—
Non-GAAP net income	$50,664	$30,158	$158,589	$97,155

Net earnings (loss) per share, diluted	$0.02	$(0.19)	$(0.31)	$(0.68)
Stock-based compensation	0.33	0.31	1.38	1.25
Tax impact of stock-based compensation(1)	0.01	0.01	0.03	0.02
Acquisition-related expenses(2)	—	0.04	0.02	0.08
Restructuring(2)	—	0.04	0.05	0.04
Amortization of acquired intangible assets(3)	0.04	0.04	0.16	0.11
Tax impact of acquisitions	—	—	—	—
Tax impact of intra-entity asset transfer(4)	0.01	—	0.01	—
Adjustment to diluted earnings per share(5)	—	—	(0.05)	(0.02)
Non-GAAP earnings per share, diluted	$0.41	$0.25	$1.29	$0.80

Weighted-average shares used to compute GAAP net earnings (loss) per share, diluted	123,853	116,717	118,789	115,408

Weighted-average shares used to compute non-GAAP earnings per share, diluted	123,853	122,023	123,370	120,714
________________
(1)    The tax impact of stock-based compensation is based on the tax treatment for the applicable tax jurisdictions.
(2)    The tax impact of acquisition-related expenses and restructuring charges are not material.
(3)    The tax impact of the amortization of acquired intangible assets is included in the tax impact of acquisitions.
(4)    The tax impact of the intra-entity asset transfer is additional tax incurred related to the 2021 internal restructuring of Indegy.
(5)    An adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares, when applicable.

Non-GAAP Gross Profit and Non-GAAP Gross Margin	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Gross profit	$184,292	$164,503	$700,353	$615,133
Stock-based compensation	3,191	2,705	12,677	11,247
Amortization of acquired intangible assets	5,014	4,651	19,457	13,859
Non-GAAP gross profit	$192,497	$171,859	$732,487	$640,239
Gross margin	78%	77%	78%	77%
Non-GAAP gross margin	82%	81%	81%	80%

Non-GAAP Sales and Marketing Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Sales and marketing expense	$95,348	$103,700	$395,385	$393,450
Less: Stock-based compensation	15,210	14,700	62,727	61,322
Less: Acquisition-related expenses	—	512	52	512
Non-GAAP sales and marketing expense	$80,138	$88,488	$332,606	$331,616
Non-GAAP sales and marketing expense % of revenue	34%	41%	37%	42%

Non-GAAP Research and Development Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
Research and development expense	$44,728	$40,083	$181,624	$153,163
Less: Stock-based compensation	12,261	9,354	47,656	37,225
Less: Acquisition-related expenses	—	2,880	(20)	2,880
Non-GAAP research and development expense	$32,467	$27,849	$133,988	$113,058
Non-GAAP research and development expense % of revenue	14%	13%	15%	14%

Non-GAAP General and Administrative Expense	Three Months Ended December 31,		Year Ended December 31,
(dollars in thousands)	2024	2023	2024	2023
General and administrative expense	$31,241	$30,567	$124,130	$116,181
Less: Stock-based compensation	10,052	9,756	40,455	35,533
Less: Acquisition-related expenses	648	1,352	1,900	6,080
Non-GAAP general and administrative expense	$20,541	$19,459	$81,775	$74,568
Non-GAAP general and administrative expense % of revenue	9%	9%	9%	9%

The following adjustments to reconcile forecasted non-GAAP income from operations, non-GAAP net income, non-GAAP earnings per share, free cash flow and unlevered free cash flow are subject to a number of uncertainties and assumptions, each of which are inherently difficult to forecast. As a result, actual adjustments and GAAP results may differ materially.

Forecasted Non-GAAP Income from Operations	Three Months Ending March 31, 2025		Year Ending December 31, 2025
(in millions)	Low	High	Low	High
Forecasted (loss) income from operations	$(18.0)	$(16.0)	$3.0	$13.0
Forecasted stock-based compensation	55.0	55.0	190.0	190.0
Forecasted amortization of acquired intangible assets	5.0	5.0	20.0	20.0
Forecasted non-GAAP income from operations	$42.0	$44.0	$213.0	$223.0

Forecasted Non-GAAP Net Income and Non-GAAP Earnings Per Share	Three Months Ending March 31, 2025		Year Ending December 31, 2025
(in millions, except per share data)	Low	High	Low	High
Forecasted net loss(1)	$(26.0)	$(24.0)	$(26.0)	$(16.0)
Forecasted stock-based compensation	55.0	55.0	190.0	190.0
Forecasted tax impact of stock-based compensation	1.0	1.0	5.0	5.0
Forecasted amortization of acquired intangible assets	5.0	5.0	20.0	20.0
Forecasted non-GAAP net income	$35.0	$37.0	$189.0	$199.0

Forecasted net loss per share, diluted(1)	$(0.22)	$(0.20)	$(0.21)	$(0.13)
Forecasted stock-based compensation	0.46	0.46	1.57	1.57
Forecasted tax impact of stock-based compensation	0.01	0.01	0.04	0.04
Forecasted amortization of acquired intangible assets	0.04	0.04	0.16	0.16
Adjustment to diluted earnings per share(2)	(0.01)	(0.01)	(0.04)	(0.04)
Forecasted non-GAAP earnings per share, diluted	$0.28	$0.30	$1.52	$1.60

Forecasted weighted-average shares used to compute GAAP net loss per share, diluted	120.5	120.5	121.0	121.0
Forecasted weighted-average shares used to compute non-GAAP earnings per share, diluted	124.0	124.0	124.5	124.5
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(1)    The forecasted GAAP net loss assumes income tax expense of $4.6 million and $18.4 million in the three months ending March 31, 2025 and year ending December 31, 2025, respectively.
(2)    Adjustment to reconcile GAAP net loss per share, which excludes potentially dilutive shares, to non-GAAP earnings per share, which includes potentially dilutive shares.

Forecasted Free Cash Flow and Unlevered Free Cash Flow	Year Ending December 31, 2025
(in millions)	Low	High
Forecasted net cash provided by operating activities	$278.0	$288.0
Forecasted purchases of property and equipment	(17.0)	(17.0)
Forecasted capitalized software development costs	(3.0)	(3.0)
Forecasted free cash flow	258.0	268.0
Forecasted cash paid for interest and other financing costs	27.0	27.0
Forecasted unlevered free cash flow	$285.0	$295.0